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                                                                 Exhibit 10(e)

                          MIDWEST GRAIN PRODUCTS, INC.
                             INCENTIVE STOCK OPTION
                 GRANTED UNDER THE STOCK INCENTIVE PLAN OF 1996


Date of Grant: January 5, 1996                                  12,000 Shares
                                                                ------
Time of Grant: 10:15 a.m. CST

                          THIS OPTION IS NOT ASSIGNABLE

         Grant. Midwest Grain Products, Inc., a Kansas corporation (the "Company"), hereby grants to the optionee named below an option to purchase, in accordance with and subject to the terms and restrictions set forth in the Midwest Grain Products, Inc. Stock Incentive Plan of 1996 (the "Plan") and in this option, the number of shares of Common Stock, no par value, of the Company ("Shares") set forth below, at the price set forth below and expiring at the date set forth below:

                  Optionee:      Robert G. Booe
                             -----------------------
                  Number of Shares subject to option:   12,000
                                                      ----------
                  Number of such Shares to be Incentive Options:     9,000
                                                                   ---------
                  Number of such Shares to be Nonqualified Options:  3,000
                                                                   ---------
                  Option price per Share:  $14.00

         Incentive Stock Option. This option is intended to qualify as an incentive stock option under Section 422 of the Code, as amended from time to time ("Incentive Option") as to the shares specified above to be Incentive Options and as a nonqualified option as to the remainder of such shares ("Nonqualified Option"); provided that to the extent that the aggregate fair market value (as defined in the Code), of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by you during any calendar year under the Plan or any other Company plan exceeds $100,000, this Option shall be treated as a Nonqualified Option in accordance with the provisions of Section 422 of the Code, as amended.

         Exercisability.

                  (a) Incentive Option Installments. Subject to the $100,000 limitation, the Incentive options shall become exercisable as to all or any part of 3,000 shares upon the first anniversary of the Date of Grant, 3,000 shares upon the second anniversary of the Date of Grant, 1,500 shares on the third anniversary of the Date of Grant and 1,500 shares on the fourth anniversary of the Date of Grant.

                  (b) Nonqualified Option Installments. The Nonqualified options shall become exercisable as to all or any part of 0 shares upon the first anniversary of the Date of Grant, 0 shares upon the second anniversary of the Date of Grant, 1,500 shares on the third anniversary of the Date of Grant and 1,500 shares on the fourth anniversary of the Date of Grant.



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                  (c) Other  Provision  concerning  Exercisability.  The options shall otherwise be exercisable to the extent permitted in the Plan, including provisions therein relating to a Change In Control, death, retirement or other termination of employment. Installments or portions thereof not exercised in earlier periods shall be cumulative and shall be available for exercise in later periods.

         Term. All options granted to you under this grant must be exercised, if at all, within five years after the date of this grant. In the event of your death, retirement from the Company or other termination of employment, whether voluntary or involuntary, the options will expire and may be exercised in the manner specified in Section 6 of the Plan.

         Exercise. Upon exercise of an option, you may pay all or any part of the option price in cash, by check satisfactory to the Company or by transfer to the Company of shares of Mature Stock or other Common Stock which was not obtained through the exercise of a stock option owned by the Optionee or by the withholding of shares to be distributed in connection with the exercise of this Option. Notwithstanding the foregoing, Shares issued under an Incentive Stock Option may not be withheld to pay any portion of the purchase price. Common Stock transferred to the Company or withheld from shares to be distributed in payment of the option price or withholding taxes shall be valued at the Fair Market Value of the Common Stock on the date of the exercise.

         Option Not Assignable. This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you.

         Not a 10% Owner. You hereby certify that, at the date hereof, you believe that you do not own stock of the Company that possesses more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company.

         Payment of Taxes. The Plan grants the Company the authority to make such provision as the Company deems appropriate for the collection of any taxes which the Company may withhold in connection with the grant or exercise of options. Pursuant to that authority, the Company authorizes you to settle withholding taxes generated upon the exercise of Nonqualified Options by allowing you to pay the taxes with cash or shares of the Company's Common Stock in accordance with the following guidelines:

         1. You may satisfy obligations to pay to the Company the amount of any federal, state or local income tax imposed on you as a result of the exercise of this option by either:

                  (a) Delivering to the Company a personal check satisfactory to the Company in the amount of the tax liability on the date that the amount of the tax to be withheld is to be determined (the "Tax Date"); or by





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                  (b)       Electing to pay the tax liability in shares of the
Company's Common Stock ("Stock Payment Election") by

                           (1)      directing the Company at or prior to the Tax
Date to withhold from the number of shares to be issued to the optionee in connection with the exercise of a Nonqualified Option that number of shares equal to the amount of the tax liability divided by the fair market value (as defined by the Plans) of one share of the Company's common stock on the Tax Date; or

                           (2)       delivering to the Company on the Tax Date
good and marketable title to that number of shares of Mature Stock (as defined in the Plan) or other Stock which was not obtained through the exercise of a stock option owned by you, as shall equal the amount of the tax liability divided by the fair market value of one share of the Company's common stock on the Tax Date.

         2. If you are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, then you may settle the tax liability pursuant to a Stock Payment Election only in accordance with the following additional restrictions so long as Rule 16b-3, as amended, imposes such requirements:

                  (a) A Stock Payment Election that is made by delivering pre owned shares under 1(b)(2) above may be made by delivering the shares concurrent with the exercise of the option whether or not the option is exercised during the third through the twelfth business days following the release of quarterly financial information ("window period)." However, a Stock Payment Election that is made by directing the Company to withhold shares to satisfy the taxes must be made either (i) during a window period in which the option is exercised or before such window period so long as the election takes effect in that window period or (ii) six months before the date the option is exercised.

                  (b) A Stock Payment Election must be made in writing and shall be irrevocable by you once made;

                  (c) The Committee shall have the right at any time to disapprove the election at any time after it is made; and

                  (d) The election must be made at least six months after the Date of Grant.

      3. No fractional shares will be issued in connection with any election to satisfy a tax liability by paying in shares. The balance of any tax liability representing a fraction of a share will be settled in cash.

      4. The amount of tax which may be paid by an optionee pursuant to a Stock Payment Election will be the federal, state and local income taxes (including FICA taxes) applicable to the exercise of the option determined by applying the higher of either (a) the rate normally applied to the optionee's regular wages by the Company or (b) the employee's highest applicable maximum marginal tax rate, such rate to be selected by the optionee at the time of the election to pay the taxes with surrendered or withheld shares.


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      5. The  provisions of these rules  relating to the use of stock to satisfy obligations may be unilaterally revised by the Committee from time to time to conform the same to any applicable laws or regulations.

      Compliance With Law. When the issue or transfer of the shares covered by this option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue or transfer said stock. The Company may also legend certificates covering shares purchase hereunder with usual and customary transfer restrictions to insure compliance with applicable securities laws, and may issue the same subject to its prior receipt of written representations from optionee in form and substance satisfactory to the Company.

      Option Subject to Stockholder Approval. This Stock Option shall become null and void if the Plan is not approved by the Stockholders of the Company prior to January 5, 1997, in accordance with the terms of the Plan. In such event all benefits conferred hereunder shall be deemed canceled and you shall have no further rights hereunder or by virtue hereof.

      IN WITNESS WHEREOF, this instrument has been executed by the Company as of this 5th day of January, 1996.


                                MIDWEST GRAIN PRODUCTS, INC.



                                By /s/Laidacker M. Seaberg
                                   --------------------------
                                     Laidacker M. Seaberg
                                President and Chief Executive
                                Officer


                                 ACKNOWLEDGEMENT

      I hereby acknowledge receipt of the above option and a copy of the Plan referred to in said option. I am familiar with the terms of the Plan, and I understand my rights under the option are subject to and governed by the terms of the Plan, as well as by the terms set forth in the foregoing option itself.

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     1-5-96                                          /s/Robert G. Booe
 --------------                                  ------------------------
Date Acknowledged                                  Signature of Optionee




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